CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the Investment Incentive Program of Fremont General Corporation of our report dated May 26, 2000, with respect to the financial statements and schedules of the Fremont General Corporation Investment Incentive Program included in its Annual Report on Form 11-K for the year ended December 31, 1999.



                                                     ERNST & YOUNG LLP



Los Angeles, California
June 27, 2000